As filed with the Securities and Exchange Commission on April 1, 2015

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

SeaSpine Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	47-3251758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2302 La Mirada Drive, Vista, California	92081
(Address of principal executive offices)	(Zip Code)

(760) 727-8399

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Registration Statement on Form 10 (“Form 10”) incorporates by reference information contained in the Information Statement filed as Exhibit 99.1 hereto (the “Information Statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	“Information Statement Summary,” “Risk Factors,” “Business” and “Where You Can Find More Information”

1A.	Risk Factors	“Risk Factors” and “Special Note Regarding Forward-Looking Statements”

2.	Financial Information	“Information Statement Summary—Summary Historical Combined Financial Data,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	“Business—Facilities”

4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	“Management”

6.	Executive Compensation	“Executive Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence	“Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	“Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Information Statement Summary,” “Risk Factors,” “The Spin-Off,” “Dividend Policy” and “Description of SeaSpine Capital Stock”

10.	Recent Sales of Unregistered Securities	“Recent Sales of Unregistered Securities”

11.	Description of Registrant’s Securities to be Registered	“Description of SeaSpine Capital Stock”

12.	Indemnification of Directors and Officers	“Indemnification and Limitation of Liability of Directors and Officers” and “Management—Indemnification of Officers and Directors”

13.	Financial Statements and Supplementary Data	“Summary—Summary Historical Combined Financial Data,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” including the Financial Statements

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

ITEM 15.	Financial Statements and Exhibits

(a)	Financial Statements

See “Index to Financial Statements” beginning on page F-1 of the Information Statement.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Index	Exhibit Description

2.1**	Form of Separation and Distribution Agreement between Integra LifeSciences Holdings Corporation and SeaSpine Holdings Corporation.

3.1**	Form of Amended and Restated Certificate of Incorporation of SeaSpine Holdings Corporation.

3.2**	Form of Amended and Restated Bylaws of SeaSpine Holdings Corporation.

4.1**	Form of Common Stock Certificate of SeaSpine Holdings Corporation.

10.1**	Form of Transition Services Agreement between Integra LifeSciences Holdings Corporation and SeaSpine Holdings Corporation.

10.2**	Form of Tax Matters Agreement between Integra LifeSciences Holdings Corporation and SeaSpine Holdings Corporation.

10.3**	Form of Employee Matters Agreement between Integra LifeSciences Holdings Corporation and SeaSpine Holdings Corporation.

10.4**	Form of Microfibrillar Collagen Supply Agreement between Integra LifeSciences Holdings Corporation and SeaSpine Holdings Corporation.

10.5**	Form of Collagen Ceramic Supply Agreement between Integra LifeSciences Holdings Corporation and SeaSpine Holdings Corporation.

10.6**	Form of Demineralized Bone Matrix and Collagen Ceramic Products Supply Agreement between Integra LifeSciences Holdings Corporation and SeaSpine Holdings Corporation.

10.7**	Form of SeaSpine Holdings Corporation 2015 Incentive Award Plan.

10.8**	Form of Indemnification Agreement entered into between SeaSpine Holdings Corporation and each of its directors and executive officers.

21.1**	List of subsidiaries of SeaSpine Holdings Corporation.

99.1**	Preliminary Information Statement of SeaSpine Holdings Corporation, subject to completion, dated April 1, 2015.

**	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SeaSpine Holdings Corporation

By:	/s/ John J. Bostjancic
	Name:	John J. Bostjancic
	Title:	Chief Financial Officer

Dated: April 1, 2015